UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2020 (March 10, 2020)

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53979	20-1282850
(State or other jurisdiction of incorporation)	(Comission File Number)	(IRS Employer Identification No.)

5390 Kietzke Lane, Suite 104 Reno, Nevada 89511
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (855) 807-8776

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

Item 1.03   Bankruptcy or Receivership.

BlackRidge Technology International, Inc. (the “Company”) filed voluntary petition (the “Bankruptcy Petition”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”) on March 13, 2020.

The Company will continue to operate its businesses as debtor-in-possession under the jurisdiction of the Bankruptcy Court, and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court.  Management intends to continue to run day-to-day business operations pursuant to a debtor-in-possession financing described below, however, all business actions taken outside of the ordinary course of business must be approved by the Bankruptcy Court.

In connection with the Chapter 11 case, the Company plans to file a motion seeking Bankruptcy Court approval of debtor-in-possession (“DIP”) financing on terms  yet to be determined (the “DIP Credit Facility”).  The DIP Credit Facility, if approved by the Bankruptcy Court, after notice and hearings would provide for senior secured super priority term loans to be used to finance the continued operations of the Company.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 10, 2019, the Company’s Board of Directors accepted the resignations of J. Allen Kosowsky, Thomas Bruderman, and Leo Casusol as directors for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKRIDGE TECHNOLOGY INTERNATIONAL, INC.

Date: March 18, 2020	By: /s/ Robert Graham
Name: Robert Graham
Title: Chief Executive Officer and President